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                                                                    EXHIBIT 3.4




                              AMENDED AND RESTATED

                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                               NATG HOLDINGS, LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

                     ------------------------------------

                                   ARTICLE I

                    INITIAL DATE, PARTIES AND AUTHORIZATION
                       OF THIS AGREEMENT; PERPETUAL LIFE




SECTION 1.01    INITIAL DATE; INITIAL PARTIES

This Amended and Restated Agreement ("Agreement") is first made as of February 18, 1999, and agreed to by NATG Holdings, LLC (the "Company") and Orius Corp., a Delaware corporation (the "Initial Member"), the sole Member of the Company on such date.


SECTION 1.02 SUBSEQUENT PARTIES; ASSENT AS A PRECONDITION TO BECOMING A MEMBER OR TO OBTAINING RIGHTS TO BECOME A MEMBER

(a) No Person may become a Member of the Company without first assenting to and signing this Agreement. Any act by the Company to offer or provide Member status, or reflect that status in the Company's Required Records, automatically includes the condition that the Person becoming a Member first assent to and sign this Agreement.

(b) If (i) the Company offers, makes, or signs a Contribution Agreement, Warrant (and a related Warrant Agreement, if any), Option or any other agreement that permits or requires a Person to make a Capital Contribution and become a Member, and (ii) the other party to the Contribution Agreement, Warrant (and related Warrant Agreement, if any), Option or other agreement is not already a Member and has not already assented to and signed this Agreement, then the Company's action automatically includes the condition that the other party assent to and sign this Agreement before that Person actually makes a Capital Contribution or becomes a Member.

(c) The Company is obligated not to accept a Capital Contribution from, or accord Member status to, any Person who has not first assented to and signed this Agreement. The Company's acceptance of a Capital Contribution from a Person


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         who has not signed this Agreement does not waive that Person's obligation to sign this Agreement.

(d) No Transfer of a Membership Unit is effective unless the transferee has assented to and signed this Agreement; provided, however, that for purposes of this Section 1.02(d) "Transfer" shall not include a mortgage or the grant of a security interest and no mortgagee or holder of a security interest shall be required to assent to or sign this Agreement. Any such mortgagee or holder of such a security interest shall be permitted to record such interest.


SECTION 1.03    AUTHORIZATION OF THIS AGREEMENT

This Agreement is made under the Delaware Limited Liability Company Act (the "LLC Act"), as the same may be amended from time to time.


SECTION 1.04    PERPETUAL LIFE

The Company will have perpetual life unless the Company is dissolved as hereinafter provided, and will not terminate or be dissolved upon the death, retirement, resignation, expulsion, Bankruptcy or dissolution of a Member or the occurrence of any other event which terminates the continued membership of a Member in the Company.


                                   ARTICLE II

                                  DEFINITIONS



SECTION 2.01    DEFINITIONS

For purposes of this Agreement, in addition to terms defined in other provisions of this Agreement and unless the language or context clearly indicates that a different meaning is intended, the words, terms and phrases defined in this Section have the following meanings:

 (a)     "Act of the Members" has the meaning stated in Section 10.01.

 (b) "Agreement" means this Limited Liability Company Agreement, as amended or amended and restated from time to time under Section 15.06.

 (c) "Bankruptcy" means the occurrence of any of the events set forth in Sections 18-304(a)(1) through (6) of the LLC Act as now or in the future constituted.

 (d) "Capital Contribution" means, with respect to each Member, the total amount of money and the fair market value of any property (other than money) that such Member has contributed or agreed to contribute, as the context requires, to the capital of the Company, as provided in this Agreement. Any reference to the


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         Capital Contribution of a Member will include the Capital Contribution of a predecessor holder of the Membership Interest of such Member.

(e) "Certificate of Formation" means the Company's Certificate of Formation filed with the Delaware Secretary of State on February 8,1999, pursuant to Section 18-201 of the LLC Act, and all amendments thereto.

(f) "Code" means the Internal Revenue Code of 1986, as amended, and any successor to that Code.

(g) "Contribution Agreement" means an agreement between a Person and the Company, other than a Warrant and/or related Warrant Agreement or Option, under which:

         (i) the Person agrees to make a Capital Contribution in the future to the Company, and

         (ii) the Company agrees that, at the time specified for the Capital Contribution in the future, the Company will, subject to
                  Section 1.02(c), accept the Capital Contribution, reflect the Capital Contribution in the Required Records, issue to the Person a specified number of Membership Units, and accord the Person status as a Member (if the Person is not already a Member).

(h) "Core Business" means any business or activities permitted under the LLC Act.

(i) "Default Rule" means a rule stated in the LLC Act: (i) which structures, defines, or regulates the finances, governance, operations, or other aspects of a limited liability company organized under the LLC Act, and (ii) which applies except to the extent it is negated or modified through the provisions of a limited liability company's Certificate of Formation, Certificate of Conversion or Limited Liability Company Agreement.

(j) "Disinterested" means, with respect to a Member and with respect to a particular transaction or other undertaking, a Member who (i) is not a party to that undertaking, (ii) has no material financial interest in any organization that is a party to that undertaking, and (iii) is not related by blood or marriage to any Person who either is a party to that undertaking or has a material financial interest in any organization that is a party to that undertaking.

(k) "Financial Rights" means the rights of a Member to share in the profits and losses of the Company and to receive distributions.


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(l)      "Fiscal Year" means the annual period upon which the Company keeps its books and records and which, until further act of the Members, will be the calendar year.

(m) "GAAP" means generally accepted accounting principles applied consistently with past financial reporting practices of the Company.

(n) "Initial Member" means Orius Corp. a Delaware corporation and its successors and assigns.

(o) "LLC Act" means the Delaware Limited Liability Company Act, as the same may be amended from time to time.

(p) "Member" means a Person who owns at least one (1) Membership Unit and whose ownership of one (1) or more Membership Units is set forth on Schedule A attached hereto and made a part hereof.

(q) "Membership Interest" means a Member's entire ownership interest in the Company, as represented by the Member's Membership Units.

(r)      "Membership Units" means all the Membership Units of the Company.

(s) "Option" means an agreement by the Company to issue Membership Units to a Person, at such Person's option, for a consideration and upon terms and conditions provided in the Option.

(t) "Person" includes a natural Person, domestic or foreign limited liability company, corporation, partnership, limited partnership, joint venture, association, business trust, estate, trust, enterprise and any other legal or commercial entity.

(u)      "Required Records" means those records specified in Section 11.01.

(v) "Termination of the Company" means the dissolution of the Company as provided in Article XII and the provisions of the LLC Act relating to dissolution and termination of a limited liability company that are not inconsistent with the provisions of this Agreement.

(w) "Transfer" means a transfer, assignment, conveyance, sale, lease, mortgage, grant of a security interest, delivery of a deed, encumbrance or gift.

(x) "Warrant" means an instrument issued by the Company and pursuant to which the Company agrees to issue Membership Units to the grantee of the Warrant, on the terms and conditions provided in the Warrant and/or a related Warrant Agreement.



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(y)      "Warrant Agreement" means an agreement between the Company and the grantee of a Warrant, relating to the terms and conditions (in addition to those provided in the Warrant) pursuant to which the Warrant may be exercised, Membership Units will be issued and such other matters as to which the Company and the grantee of the Warrant may wish to agree.

(z) "Working Capital" means, with respect to the Company, the current assets (excluding cash) less current liabilities as of the respective balance sheet measurement date(s), the composition of current assets and current liabilities to be determined in accordance with GAAP.



                                  ARTICLE III

                          BACKGROUND OF THIS AGREEMENT



SECTION 3.01    NATURE OF THE COMPANY

The Company is organized in the State of Delaware, will be qualified to do business in the states where the laws of such state require such qualification, and will be engaged in the Core Business and any other business its Members unanimously agree to pursue. As of the initial date of this Agreement, the Company's principal place of business is located at 1401 Forum Way, West Palm Beach, FL, and may be moved to any other location as the Members may determine.


SECTION 3.02    INTENT OF THIS AGREEMENT

The Members intend this Agreement to control, to the extent stated or fairly implied, the business and affairs of the Company, including the Company's governance structure and the Company's dissolution, winding up and termination.


                                   ARTICLE IV

                        RELATIONSHIP OF THIS AGREEMENT
             TO THE DEFAULT RULES AND THE CERTIFICATE OF FORMATION


SECTION 4.01    RELATIONSHIP OF THIS AGREEMENT TO THE DEFAULT RULES

Regardless of whether this Agreement specifically refers to particular Default
Rules: (a) if any provision of this Agreement conflicts with a Default Rule, the provision of this Agreement controls and the Default Rule is modified or negated accordingly, and b) if it is necessary to construe a Default Rule as modified or negated in order to effectuate any provision of this Agreement, the Default Rule is modified or negated accordingly.



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SECTION 4.02    RELATIONSHIP BETWEEN THIS AGREEMENT, THE CERTIFICATE OF
                FORMATION OR THE LLC ACT

If a provision of this Agreement differs from or conflicts with a provision of the Certificate of Formation or the LLC Act, then to the extent allowed by law this Agreement will govern.


SECTION 4.03    MEMBERS

On the date of execution of this Agreement by the Company and the Initial Member, the Initial Member is the sole Member and the owner of all issued Membership Units. So long as the Initial Member is the sole Member, references herein to "Member" will be deemed references to the Initial Member.


                                   ARTICLE V

                CAPITAL STRUCTURE: MEMBERSHIP AND CONTRIBUTIONS


SECTION 5.01    MEMBERSHIP UNITS

(a) All ownership rights in the Company, of every nature and kind whatsoever, are incorporated in and represented by Membership Units, as recorded in the Required Records. Each Membership Unit:

         (i) has equal rights with every other Membership Unit to participate in the governance of the Company and in matters subject to a vote of the Members has one vote; and

         (ii) each Membership Unit has equal Financial Rights with every other Membership Unit.

(b)      The Company will issue certificates of Membership Units.


SECTION 5.02    ISSUANCE OF MEMBERSHIP UNITS BY THE COMPANY

(a) Except as provided in this Agreement, the Members will determine when and for what consideration the Company will issue Membership Units. For each Member, the Required Records will state the value and nature of the contribution received by the Company and the number of Membership Units received in return by the Member.

(b) The Initial Member, its contribution to the Company and its Membership Interest on the date of this Agreement, including the number of Membership Units, are set forth on Schedule A. The issuance of additional Membership



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         Units will be reflected in the Required Records and may also be reflected in amendments to Schedule A.

(c) No Member has the right to make additional contributions or obtain additional Membership Units, except as may be provided in a Contribution Agreement, Warrant (and related Warrant Agreement, if any) or Option, or unanimously agreed by the Members.

(d) No Member has any preemptive rights to acquire any additional Membership Units, but each Member's Membership Interest and Membership Units will be diluted pro rata upon the issuance of any additional Membership Units.


SECTION 5.03    NO RIGHT OF COMPANY TO REQUIRE ADDITIONAL CONTRIBUTIONS

The Company has no right to require any Member to make additional contributions; provided that this Section does not release any Member from any obligation or promise of future performance that the Company accepted as a contribution.

SECTION 5.04 NO RIGHTS OF DISASSOCIATION, TERMINATION, REDEMPTION OR RETURN OF CONTRIBUTION

No Member has a right to disassociate from the Company, terminate his, her or its Membership Interest, have his, her or its Membership Units redeemed or have his, her or its contribution returned prior to the Termination of the Company.


                                   ARTICLE VI

                                 DISTRIBUTIONS


SECTION 6.01    ALLOCATION OF PROFITS AND LOSSES

(a) Profits and losses are allocated each Fiscal Year according to the number of Membership Units owned.

(b) For any Membership Unit not owned by the same Person for the entire Fiscal Year, the allocation will be prorated

SECTION 6.02    NO RIGHT TO INTERIM DISTRIBUTIONS

(a) Subject to Section 6.02(b), no Member has a right to any distribution, including, without limitation, capital or assets of the Company, prior to the Termination of the Company.

(b) The Company may, however, if directed by act of the Members at any time and from time to time, make interim distributions to the Members.



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SECTION 6.03    ALLOCATION OF INTERIM DISTRIBUTIONS

Interim distributions, if made, will be allocated according to the number of Membership Units owned. For any Membership Unit not owned by the same Person for the entire Fiscal Year, the allocation will be prorated.

SECTION 6.04    DISTRIBUTIONS TO SECURED PARTY

If any Membership Units are subject to a mortgage or other security interest and the Member who has granted such interest is in default under the documents granting such interest, and such default shall not have been cured, all distributions otherwise payable to such Member with respect to such Membership Units shall be paid to the holder of such mortgage or other security interest.

                                  ARTICLE VII

                                  TAX MATTERS

SECTION 7.01    TAX CHARACTERIZATION

The Initial Member acknowledges that for so long as the Company has only one Member, the Company will be disregarded as an entity for federal and Delaware state tax purposes and for the tax purposes of any other state in which the Company is qualified to do business and which permits such tax treatment. All provisions of this Agreement and the Certificate of Formation are to be construed so as to preserve that tax status.


                                  ARTICLE VIII

                                   GOVERNANCE

The Company will be managed by its Members and by vote of the Members as provided in this Agreement.


                                   ARTICLE IX

                       OFFICERS; LIMITATIONS ON AUTHORITY

SECTION 9.01    OFFICERS OF THE COMPANY

(a) The Members may, from time to time, appoint individuals to act as officers of the Company, including a President, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary and one or more Assistant Secretaries, subject to their removal by the Members with or without cause. The same individual may be appointed to more than one office. Officers may or may not be Members, as determined by the Members.


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(b)      Officers will have such responsibilities and authority, and receive such compensation, as may be prescribed from time to time by the Members, and will report to the Members; provided, however that:

         (i) If appointed, the President will have the responsibility and authority to conduct the day-to-day business affairs of the Company, consistent with the provisions of this Agreement and subject to the provisions of Section 9.02 and any other restrictions that the Members may choose to impose.

         (ii) If appointed, the Secretary will attend all meetings of the Members and record the proceedings of such meetings in books to be kept for such purpose as part of the Required Records. The Secretary will give, or cause to be given, notice of all meetings of Members, have custody of the Required Records, have such other responsibilities as may be prescribed from time to time by the President and report to the President. In the absence of a Secretary, the President will perform the responsibilities and exercise the authority of the Secretary.

         (iii) If appointed, the Treasurer will have the custody of the Company funds, will keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Company as part of the Required Records, and will deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the President or the Members. The Treasurer will disburse or cause to be disbursed funds of the Company as may be ordered by the President or the Members, taking proper vouchers for such disbursements, and will render to the Members at their regular meetings or when a Member so requires, an account of all of his or her transactions as Treasurer and of the financial condition of the Company. In the absence of a Treasurer, the President will perform the responsibilities and exercise the authority of the Treasurer.



SECTION 9.02    ACTIONS REQUIRING MEMBER APPROVAL

The President, if appointed, will not have authority or power to take any actions required by any provisions of this Agreement to be taken or first approved by an act of the Members. In addition to such other provisions, the President has no authority or power to take any of the following actions unless first approved by an act of the Members:

(a)      Establish the general business practices and policies of the Company.

(b) Borrow money, or incur any other debts or obligations (including capitalized leases), whether fixed or contingent.




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(c)      Grant any mortgage, pledge, or other lien on, or security interest in, any property or asset of the Company, or guarantee the payment or performance of the obligations of or act as surety for any other Person.

(d) Change the amount of, amend, modify or change the material terms of, extend the time for the payment of, or retire, discharge or refinance any borrowing, indebtedness or obligation of the Company, or change the amount or value of, modify or change the nature or type of, or make any other material modifications or changes with respect to, any security granted or collateral given for any Company borrowing, indebtedness or obligation; or amend, modify or change the material terms of any agreement, instrument or document with respect to any such security or collateral.

(e) Take any action or enter into any agreement providing for the merger, consolidation, conversion, liquidation or dissolution of the Company with, or into, any other legal entity, or for any transaction involving the registration with the Securities and Exchange Commission of any securities, either debt or equity, of the Company.

(f) Sell or otherwise transfer any of the property or assets of the Company.

(g) Grant any Membership Interests or issue any Membership Units, except pursuant to a Contribution Agreement, Option, Warrant or Warrant Agreement approved by the Members, or enter into or cause the Company to enter into or grant any Contribution Agreement, Option, Warrant or Warrant Agreement.

(h) Change the purpose for which the Company has been formed from those described in the definition of the Core Business in Section 2.01(i).

(i)      Take any action outside the ordinary course of the Core Business.

(j)      Engage in any activity inconsistent with the purposes of the Company.


SECTION 9.03    OTHER PROVISIONS LIMITING AUTHORITY OF OFFICERS

When a provision of this Agreement other than the provisions of this Article IX states a procedure for taking particular actions or accomplishing specified results, including, but not limited to, acts of the Members, that provision states the sole method for taking that action or accomplishing that result.



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                                   ARTICLE X

                      ACTS OF MEMBERS AND MEMBER MEETINGS



SECTION 10.01   ACTS OF MEMBERS

Except to the extent that the LLC Act, the Certificate of Formation or a provision of this Agreement specifically requires a vote or other action by greater than by a majority of the Membership Units, or by the vote or action of a majority of the Members owning Membership Units other than those owned by specified Members, an "act of the Members" includes all acts, votes, determinations, designations, approvals, consents, elections or advice of Members referred to or required in any provision of this Agreement and made by either:

(a) a majority vote of the Membership Units present at a properly called meeting of the Members, when a quorum is present, or

(b)      written action without a meeting, as provided in Section 10.09.


SECTION 10.02   REQUIRED ANNUAL MEETING

The Members will meet at least annually.


SECTION 10.03   REGULAR AND SPECIAL MEETINGS

(a) A special meeting of the Members may be called for any purpose or purposes at any time by one or more Members owning at least 20% percent of the Membership Units of the Company entitled to vote.

(b) For any special meeting, the Member or Members making the demand will, at the expense of the Company, call the meeting by giving the notice described in Section 10.04.


SECTION 10.04   NOTICE OF MEETINGS

Written notice of each meeting of the Members, stating the date, time and place, and in the case of a special meeting, the purpose or purposes, must be given to every Member at least five (5) days and not more than sixty (60) days prior to the meeting. The business transacted at a special meeting of Members is limited to the purposes stated in the notice of the meeting.



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SECTION 10.05   LOCATION AND CONDUCT OF THE MEETINGS; ADJOURNMENTS

(a) Each meeting of the Members will be held at the Company's principal place of business or at some other suitable location, as designated by the Members calling the meeting. Members may participate in meetings telephonically if all other Members in attendance can hear such Member and such Member can hear all other Members.

(b) The Members in attendance at the meeting will elect a chair of the meeting by a majority of the Membership Units entitled to vote.

(c) Any meeting of the Members may be adjourned from time to time to another date and time and, subject to Section 10.05, to another place. If at the time of adjournment the Member chairing the meeting announces the date, time, and place at which the meeting will be reconvened, it is not necessary to give any further notice of the reconvening.


SECTION 10.06   WAIVER OF NOTICE

(a) A Member may waive notice of the date, time, place, and purpose or purposes of a meeting of Members. A waiver may be made before, at, or after the meeting, in writing, orally, or by attendance.

(b) Attendance by a Member at a meeting is a waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not properly called or convened, or objects before a vote on an item of business because the item may not properly be considered at that meeting and does not participate in the consideration of the item at that meeting.


SECTION 10.07   PROXIES

(a) A Member may cast or authorize the casting of a vote by filing a written appointment of a revocable proxy with all of the other Members entitled to vote at or before the meeting at which the appointment is to be effective. The Member may sign or authorize the written appointment by any means authorized for the giving of notice in this Agreement. Any copy, facsimile or other reproduction of the original of either the writing or the transmission may be used in lieu of the original, if it is a complete and legible reproduction of the entire original.

(b)      A member may not grant or appoint an irrevocable proxy.




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SECTION 10.08   QUORUM

For any meeting of the Members, a quorum consists of a majority of the Membership Units entitled to vote.


SECTION 10.09   ACTION WITHOUT A MEETING

Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting by written action signed by the Members who own the number of Membership Units equal to the number of Units that would be required to take the same action at a meeting of the Members at which all Members were present. The written action is effective when signed by Members owning the required number of Units, unless a different effective time is provided in the written action. When written action is taken by less than all Members, the Company will notify all Members of the text of the action and its effective date within ten (10) days following the date on which the last signature is affixed to the written action. Failure to provide the notice does not invalidate the written action, but Members not receiving such notice will not be bound by the written action until received by them.



                                   ARTICLE XI

                                REQUIRED RECORDS

SECTION 11.01   CONTENTS AND LOCATION OF REQUIRED RECORDS

The Company will maintain, and the Members, or the President if appointed, will cause the Company to maintain, at its principal place of business, or at some other location in the contiguous United States chosen by the Members, the following records:

(a) A book or books containing certified copies of the Certificate of Formation and all amendments thereto, a fully executed copy of this Agreement and all amendments thereto, the original minutes of all meetings of Members, written actions in lieu of meetings of Members and all documents attached to or referred to in such minutes and written actions.

(b) Records of all Members, including their names, addresses, phone and fax numbers, e-mail addresses (if any), and the number of Membership Units owned.

(c) Financial books and records showing all Capital Contributions made by Members, all permitted assignments of Financial Rights and terminations of such assignments, all permitted mortgages or other grants of security interests in Membership Units and the financial transactions of the Company, whether related to the Core Business or otherwise; provided that books and records relating to the Core Business will be separately maintained.



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(d)      All interim and Fiscal Year end financial statements of the Company, whether audited or unaudited, and whether prepared by the Treasurer or employees of the Company or by the independent public accountants retained by the Company, including balance sheets and profit and loss statements, with notes and recommendations of the Company's accountants.

(e) All federal, state and local income, sales and other tax returns and reports of the Company.

(f) Fully executed copies of all significant agreements, contracts, correspondence and other documents relating to the Company and to the Core Business.

(g) Copies of all relevant correspondence, memoranda and other communications between the Company, the President and any of the Members.

(h) Copies of all other documents required by law to be maintained by the Company, or which are material to the Company and the Members.


SECTION 11.02   ACCESS TO REQUIRED RECORDS

Any Member may inspect and review the Required Records and may, at the Member's expense, have the Company make copies of any portion or all of the Required Records.

                                  ARTICLE XII

                                  DISSOLUTION


SECTION 12.01   DISSOLUTION OF THE COMPANY

The Company will be dissolved, its assets disposed of at either public or private sale as determined by an act of the Members, and its affairs wound up as soon as practicable on the first to occur of (a) an election by all of the Members to discontinue the Core Business of the Company and/or to dissolve the Company, or (b) as may be provided by applicable law or court order.


SECTION 12.02   DISTRIBUTIONS ON DISSOLUTION

Upon any such dissolution, the assets and funds of the Company available for distribution to Members after payment of, or the appropriate provision for the payment of, all debts and liabilities of the Company and the allocation of all gains and losses on the disposition of assets or the settlement of liabilities, including debts and liabilities to Members (and the expenses of dissolution and a reasonable reserve for such expenses in the event that any interim distributions are made), will, to the extent that the same are sufficient therefor, be paid.




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                                  ARTICLE XIII

                                INDEMNIFICATION

To the greatest extent not inconsistent with the laws and public policies of Delaware, the Company will indemnify, as a matter of right, any Member, any Member's representative, officers, directors, shareholders, employees and agents and any officer of the Company (all of whom are hereinafter referred to as the indemnified "individual") made a party to any action or proceeding because such Member or individual is or was a Member or an officer, representative, director, shareholder, employee or agent of a Member or any officer of the Company, against all liability incurred by such Member or individual in connection with any such action or proceeding.


                                  ARTICLE XIV

                                    NOTICES

All notices, consents, approvals and other communications required or permitted to be given or made hereunder (a "notice") will be in writing and will be delivered (a) personally (if to a corporation, to an officer; if to a partnership, to a partner; if to a limited liability company to a member or manager), (b) by private overnight courier, (c) by facsimile transmission, or
(d) by registered or certified mail, sent to the recipient's address or facsimile telephone number and attention of the individual as set forth on the Required Records, or to the registered agent of a recipient in the recipient's state of incorporation or formation, or such other address or facsimile telephone number or individual as may be specified by notice. All notices will be deemed to have been given on (i) the date of receipt if delivered personally or by private overnight courier, (ii) the date of transmission with confirmation of successful transmission by the sender's equipment if transmitted by facsimile transmission, or (iii) the third day following posting if transmitted by registered or certified mail.


                                   ARTICLE XV

                                 MISCELLANEOUS

SECTION 15.01   COMPLETE AGREEMENT

This Agreement and the Certificate of Formation constitute the complete and exclusive statement of the agreements among the Members and between the Members and the Company with respect to the Core Business and subject matter described herein. This Agreement and the Certificate of Formation replace and supersede all prior agreements and negotiations by and among the Members and between the Members and the Company.

SECTION 15.02   ASSIGNMENT; BINDING EFFECT

This Agreement and the rights, obligations and duties of any party to this Agreement may not be assigned by such party without the prior written consent of all Members, except as such assignment may be incidental to transfers of Financial Rights. An assignment of a Membership Unit shall entitle the assignee to receive all of the economic rights and interests to which the assignor was entitled, to the extent assigned. All of the terms and conditions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, heirs, executors, administrators, and permitted successors and assigns.


SECTION 15.03   GOVERNING LAW

This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.


SECTION 15.04   COURT JURISDICTION

The parties hereto agree and consent to the exclusive jurisdiction of the Circuit Court in the County of Palm Beach, Florida and the United States District Court for the Southern District of Florida for all purposes of this Agreement.


SECTION 15.05  MULTIPLE COUNTERPARTS

This Agreement may be executed in several counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.


SECTION 15.06   AMENDMENTS

To be effective, any amendment to this Agreement must be approved by an act of the Members reflecting approval by Members owning eighty-five percent (85%) percent of the Membership Units; provided, however, that any amendment that terminates, amends or creates any rights or obligations of any Members must be approved by all of the Members. All amendments to this Agreement must be in writing and signed by the Company and all of the Members.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.



Witnesses:                                  NATG HOLDINGS, LLC

                                            By: Orius Corp.
/s/ JO ANN ROBERTS                          Initial Member
----------------------------------
Print Name: Jo Ann Roberts                  By:  /s/ WILLIAM J. MERCURIO
           -----------------------               ------------------------------
                                            Name: William J. Mercurio
/s/ LYDIA PAULO                              Title: President
---------------------------------
Print Name: Lydia Paulo
            ---------------------


                                            ORIUS CORP
/s/ JO ANN ROBERTS
----------------------------------
Print Name: Jo Ann Roberts                  By:  /s/ WILLIAM J. MERCURIO
           -----------------------               ------------------------------
                                            Name: William J. Mercurio
                                            Title: President

/s/ LYDIA PAULO
---------------------------------
Print Name: Lydia Paulo
            ---------------------

                                   SCHEDULE A

                                    MEMBERS




 MEMBER                         CONTRIBUTION                   MEMBERSHIP UNITS

Orius Corp.                          $100                              100